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                                                                    EXHIBIT 5.01


                                                   HUNTON & WILLIAMS LLP
                                                   RIVERFRONT PLAZA, EAST TOWER
                                                   951 EAST BYRD STREET
                                                   RICHMOND, VIRGINIA 23219-4074

                                                   TEL    804 o 788 o 8200
                                                   FAX    804 o 788 o 8218



June 16, 2006

Board of Trustees
Windrose Medical Properties Trust
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268

REGISTRATION STATEMENT ON FORM S-8 REGISTERING DEFERRED COMPENSATION OBLIGATIONS


Ladies and Gentlemen:

         We have acted as special counsel to Windrose Medical Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the registration of $4,000,000 aggregate value of deferred compensation obligations of the Company (the "Obligations") pursuant to the Registration Statement on Form S-8 (the "Registration Statement") filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Obligations represent the unsecured obligations of the Company to pay deferred compensation in the future in accordance with the Windrose Medical Properties Trust Deferred Compensation Plan (the "Plan"). This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         In connection with the foregoing, we have examined the following:

         (i) the Company's Articles of Amendment filed with the State Department of Assessments and Taxation of the State of Maryland (the "SDAT") on May 22, 2006 to the Articles of Amendment and Restatement of the Declaration of Trust filed with the SDAT on August 6, 2002, as amended and supplemented, including the Articles Supplementary filed with the SDAT on June 28, 2005, each as certified by the SDAT on June 9, 2006 and by the Secretary of the Company on the date hereof (collectively, the "Charter");

         (ii) the Company's Amended and Restated Bylaws, as certified by the Secretary of the Company on the date hereof (the "Bylaws");


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         (iii)    the certificate of the SDAT as to the due formation, existence and good standing of the Company dated June 9, 2006; and

         (iv) a copy of the resolutions of the Board of Trustees (the "Board") of the Company adopted by the Board at meetings duly called and held on December 20, 2005 and on May 18, 2006 and by unanimous written consent of the trustees on June 16, 2006, as certified by the Secretary of the Company on the date hereof.

         For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the genuineness of all signatures and (iv) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

         We do not purport to express an opinion on any laws other than those of the Maryland REIT Law and the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         Based upon the foregoing, and having regard for such legal considerations as we have considered necessary for purposes hereof, we are of the opinion that the Obligations will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Plan, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or in equity. The written terms of the Plan comply with the requirements of ERISA pertaining to such provisions.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

         This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

                                  Very truly yours,

                                  /s/ Hunton & Williams LLP





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